UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 12, 2016

ASPEN TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24786	04-2739697
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

20 Crosby Drive, Bedford, MA (Address of principal executive offices)	01730 (Zip Code)

(781) 221-6400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                 Entry into a Material Definitive Agreement.

On January 12, 2016, Aspen Technology, Inc. (“AspenTech”) issued an announcement under Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers (the “Rule 2.7 Announcement”) disclosing the terms of a recommended cash offer for the entire issued and to be issued share capital of KBC Advanced Technologies plc, a public limited company organized under the laws of England and Wales (“KBC”) (the “Offer”). In connection with the Offer, AspenTech, as borrower, JPMorgan Chase Bank, N.A. (“JPMCB”), as the administrative agent, J.P. Morgan Securities LLC, as sole lead arranger and sole bookrunner, and the lenders party thereto entered into a 364-Day Bridge Credit Agreement, dated as of January 12, 2016 (the “Bridge Credit Agreement”). Capitalized terms used but not defined in this report have the meanings given to them in the Bridge Credit Agreement.

Rule 2.7 Announcement

On January 12, 2016, AspenTech issued a Rule 2.7 Announcement, disclosing that the boards of directors of AspenTech and KBC, had agreed on the terms of a recommended cash offer by AspenTech of 185 pence per ordinary share to acquire the entire issued and to be issued share capital of KBC. The Offer will be effected by ATI Global Optimisation Ltd, a wholly owned subsidiary of AspenTech. The acquisition values the entire issued and to be issued share capital of KBC at approximately £158 million (approximately $230.0 million based upon an exchange rate of USD:GBP 1.4557).

The Offer is to be effected by way of a scheme of arrangement under the UK Companies Act 2006, which requires the approval of the High Court of Justice in England and Wales and the approval of a majority in number of KBC’s shareholders who vote representing not less than 75% in value of the shares voted, in person or by proxy, at the KBC shareholders’ meeting. AspenTech has obtained irrevocable undertakings to vote or procure votes in favor of the scheme in respect of KBC shares representing approximately 42.6% of the issued share capital of KBC. The Rule 2.7 Announcement also sets out other conditions in Appendix I thereto, which include receipt of regulatory approvals. Subject to the satisfaction or waiver of all relevant conditions, the transaction is expected to close in the first calendar quarter of 2016.

The Offer will be funded by cash on hand of approximately $91.0 million and borrowings under the Bridge Credit Agreement or a revolving credit facility expected to be entered into following the date of the Rule 2.7 Announcement.

Subject to the consent of the UK Panel on Takeovers and Mergers, AspenTech reserves the right to elect to effect the acquisition by way of a takeover offer under the UK City Code on Takeovers and Mergers on such other terms being no less favorable (subject to appropriate amendments), so far as applicable, as those which would apply to the scheme of arrangement.

364-Day Bridge Credit Facility

To provide financing in connection with the Offer, on January 12, 2016, AspenTech entered into the Bridge Credit Agreement for a principal amount of up to $140.0 million. The Bridge Credit Agreement has a maturity of 364 days from the date of the first drawdown. Borrowings under the Bridge Credit Agreement bear interest, at AspenTech’s option, at a rate equal to either (x) the sum of (a) the highest of (1) the rate of interest publicly announced by JPMCB as its prime rate in effect, (2) the Federal Funds Effective Rate plus 0.5%, and (3) the one-month Adjusted LIBO Rate plus 1.0%, plus (b) a margin initially of 1.0% for the first full fiscal quarter ending after the drawdown of any borrowings and thereafter based on AspenTech’s Leverage Ratio or (y) the Adjusted LIBO Rate plus a margin initially of 2.0% for the first full fiscal quarter ending after the drawdown of any borrowings and thereafter based on AspenTech’s Leverage Ratio. Borrowings under the Bridge Credit Agreement are secured by liens on substantially all of the assets of AspenTech.  AspenTech is required to grant such liens in favor of the lenders prior to the first drawdown.

The Bridge Credit Agreement requires either mandatory prepayment of borrowings thereunder or reductions in the commitments issued thereunder, or a combination of each, in the event of certain asset sales and from the proceeds of certain subsequent equity offerings and certain debt financings. In addition, the Bridge Credit Agreement contains affirmative covenants customary for facilities of this type, including a requirement to substantially simultaneously with entering into any subsequent credit agreement request loans thereunder for the purpose of repaying outstanding borrowings under the Bridge Credit Agreement. The Bridge Credit Agreement also contains negative covenants customary for facilities of this type, including restrictions on incurrence of additional debt; liens; fundamental changes; asset sales; restricted payments; and transactions with affiliates.  The Bridge Credit Agreement contains the following customary financial covenants: (i) maintenance of a maximum Leverage Ratio of 3.0 to 1.0 as of the last day of each fiscal quarter, and (ii) maintenance of a minimum Interest Coverage Ratio of 3.0 to 1.0 as of the end of each fiscal quarter, in each case after the first drawdown.

AspenTech intends to obtain permanent financing prior to the closing of the acquisition to replace the Bridge Credit Agreement.

The foregoing descriptions of the Rule 2.7 Announcement and the Bridge Credit Agreement are only summaries, do not purport to be complete, and are qualified in their entirety by reference to the Rule 2.7 Announcement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and the Bridge Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and each of which is incorporated herein by reference.

Item 2.03                                 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 12, 2016, AspenTech entered into the Bridge Credit Agreement as described under Item 1.01 above. The description of the Bridge Credit Agreement set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 8.01                                 Other Events.

On January 12, 2016, AspenTech issued an announcement in relation to the terms of a recommended cash offer for all of the issued and to be issued share capital of KBC.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements concerning future events and financial performance. These forward-looking statements include statements regarding AspenTech’s proposed acquisition of KBC (including financing of the proposed transaction and timing of the transaction) and statements containing the use of forward-looking words such as “expects,” “believes,” “plans,” “will” and similar expressions. Such statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied. Risks and uncertainties related to the proposed acquisition include the risk that KBC’s stockholders do not approve the acquisition, potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the acquisition, uncertainties as to the timing of the acquisition, the possibility that the closing conditions to the proposed acquisition may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary approval, adverse effects on AspenTech’s stock price resulting from the announcement or completion of the acquisition, competitive responses to the announcement or completion of the acquisition, costs and difficulties related to the integration of KBC’s businesses and operations with AspenTech’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from the acquisition, uncertainties as to whether the completion of the acquisition or any transaction will have the accretive effect on AspenTech’s earnings or cash flows that it expects, unexpected costs, liabilities, charges or expenses resulting from the acquisition, litigation relating to the acquisition, the inability to retain key personnel, and any changes in general economic and/or industry-specific conditions. Other factors that may affect AspenTech’s plans, results or stock price are set forth in its filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are available on AspenTech’s website and at www.sec.gov. AspenTech undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and does not constitute or form part of an offer or invitation to purchase or otherwise acquire any securities or the solicitation of any vote or approval in any jurisdiction, pursuant to the Offer or otherwise in contravention of applicable law.

Item 9.01                                 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
2.1	Rule 2.7 Announcement, dated January 12, 2016.

10.1

364-Day Bridge Credit Agreement, dated as of January 12, 2016, among Aspen Technology, Inc., as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC, as sole lead arranger and sole bookrunner.

99.1	Press Release, dated January 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

By:	/s/Frederic G. Hammond
Senior Vice President, General Counsel and Secretary

Date: January 19, 2016

EXHIBIT INDEX

Exhibit No.	Description
2.1	Rule 2.7 Announcement, dated January 12, 2016.

10.1

364-Day Bridge Credit Agreement, dated as of January 12, 2016, among Aspen Technology, Inc., as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC, as sole lead arranger and sole bookrunner.

99.1	Press Release, dated January 12, 2016.